SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





         Date of Report (Date of earliest event reported): October 27,2003

                        First Citizens BancShares, Inc.
                        -------------------------------
            (Exact name of registrant as specified in its charter)


       Delaware                    0-16471                    56-1528994
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(State or other jurisdiction  (Commission         (IRS Employer Identification
      of incorporation)        File Number)                   Number)


3128 Smoketree Court; Raleigh, North Carolina                    27604
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(Addreess of principal exectuive offices)                       (Zip Code)


Registrant's phone number including area code:        919-716-7000
                                                 ------------------------------
Item 7.       Financial Statements and Exhibits.

(c)      Exhibits.   The following exhibit is being filed with this Report:

Exhibit No.      Exhibit Description
-----------      -------------------
    99           Copy of press release dated October 27, 2003



Item 9.  Regulation FD Disclosure (Being furnished under both Item 9 and
         Item 12).

     On October 27, 2003, Registrant announced its results of operations for the quarter ended September 30, 2003. A copy of Registrant's press release issued this date is attached as Exhibit 99 to this Report and is incorporated by reference into this Report.

                  Disclosures About Forward Looking Statements

The discussions included in this Report and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and
Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as "expects," "anticipates," "believes," "estimates," "plans," "projects," or other statements concerning opinions or judgments of the Registrant and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Registrant's customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             First Citizens BancShares, Inc.
                                             -------------------------------
                                                    (Registrant)

Date:   October 27, 2003                         By: /S/Kenneth A. Black
                                                 ---------------------------
                                                  Kenneth A.Black
                                                  Vice President

For Immediate Release                        Contact:     Barbara Thompson
October 27, 2003                                             First Citizens Bank
                                                          (919) 716-2716



Corporate Communications Department-CTW11
PO Box 27131  Raleigh, NC 27611-7131

             FIRST CITIZENS REPORTS EARNINGS FOR THIRD QUARTER 2003

RALEIGH, N.C. - First Citizens BancShares Inc. (Nasdaq: FCNCA) reports earnings for the quarter ending Sept. 30, 2003, of $20.3 million compared to $23.8 million for the corresponding period of 2002, a reduction of 14.7 percent, according to Lewis R. Holding, chairman of the board.

Per share income for the third quarter 2003 totaled $1.94 compared to $2.27 for the same period a year ago. First Citizens' results generated an annualized return on average assets of 0.66 percent for the third quarter of 2003, compared to 0.80 percent for the same period of 2002. The annualized return on average equity was 8.03 percent during the current quarter, compared to 10.09 percent for the same period of 2002.

During the third quarter, a reduction in net interest income and higher noninterest expenses more than offset the favorable impact of improved noninterest income and lower income tax expense. During the third quarter of 2003, net interest income decreased $5.3 million or 5.5 percent from the same period of 2002. The reduction in net interest income was due to the unfavorable impact of lower interest rates on interest-earning assets. The taxable-equivalent yield on interest-earning assets fell 104 basis points to
4.51 percent during the third quarter of 2003 when compared to the same period of 2002, while the rate on total interest-bearing liabilities fell 76 basis points to 1.50 percent. The taxable-equivalent net yield on interest-earning assets fell from 3.60 percent for the third quarter of 2002 to 3.28 percent for the third quarter of 2003. Average interest-earning assets increased $401.9 million or 3.8 percent during the third quarter of 2003 when compared to the same period of 2002.

Noninterest expense increased $10.3 million or 9.5 percent during the third quarter of 2003. Salary expense increased $3.8 million or 7.9 percent during 2003 due to the continued expansion of Atlantic States Bank's franchise and higher incentive-based compensation. Employee benefit expense increased $1.3 million or 12.2 percent due to higher pension expense and health insurance costs. Equipment expense increased $2.0 million or 17.6 percent, the result of higher depreciation and maintenance costs from continuing technology investments.

Noninterest income increased $7.6 million or 13.7 percent during the third quarter, the result of strong refinance activity. Mortgage income increased $2.5 million or 88.7 percent from the third quarter of 2002. Cardholder and merchant services income increased $1.9 million or 14.5 percent due to favorable volume growth. Income tax expense during the third quarter was $7.9 million for 2003 and $13.2 million for 2002. The $5.3 million or 39.9 percent reduction was primarily due to lower pre-tax income and adjustments to valuation reserves for deferred taxes.

The provision for loan losses increased $761,000 or 13.6 percent from the third quarter of 2002 to the same period of 2003 due to higher loss estimates following recent loan growth. Net charge-offs were $4.0 million during the third quarter of 2003, compared to $4.5 million during the same period of 2002, an
11.1 percent reduction.

For the nine month period ending Sept. 30, 2003, net income was $59.4 million, or $5.68 per share, compared to $73.4 million, or $7.01 per share earned during the same period of 2002. Annualized net income for 2003 represents 0.65 percent of average assets compared to 0.83 percent for 2002. The annualized return on average equity was 8.02 percent for the first nine months of 2003, compared to
10.72 percent for the same period of 2002.

Year-to-date net interest income for 2003 decreased $20.5 million or 7.1 percent from the same period of 2002. During 2003, the unfavorable impact of lower interest rates more than offset the benefit of growth among interest-earning assets. The taxable-equivalent net yield on interest-earning assets fell from
3.70 percent to 3.32 percent during 2003.

Noninterest income increased $21.4 million or 12.9 percent during the first nine months of 2003, the result of improved cardholder and merchant services income and mortgage income. Noninterest income also included a $5.7 million nonrecurring gain on the sale of branch offices. Noninterest expense increased $24.9 million or 7.7 percent during the first nine months of 2003, the result of higher personnel expenses as well as higher equipment and occupancy costs.

For the nine-month period ending Sept. 30, the provision for loan losses was $19.1 million and $19.4 million for 2003 and 2002, respectively. The reduction in the provision for loan losses resulted from lower levels of net charge-offs. Net charge-offs were $13.9 million and $14.9 million during the respective nine-month periods, a reduction of $1.0 million or 6.8 percent during 2003. Year-to-date net charge-offs represent 0.24 percent of average loans outstanding during 2003, compared to 0.27 percent for the same period of 2002.

As of Sept. 30, 2003, First Citizens had total assets of $12.4 billion. First Citizens Bank has 348 branches in North Carolina, Virginia and West Virginia. Atlantic States Bank and its western division IronStone Bank have 44 branches in Georgia, Florida, Texas, Arizona and California. For more information, visit the First Citizens Web site at firstcitizens.com.
                                       ###
This news release may contain forward-looking statements. A discussion of factors that could cause First Citizens' actual results to differ materially from those expressed in such forward-looking statements is included in First Citizens' filings with the SEC.

 CONDENSED STATEMENTS OF INCOME
                                                                 Three Months Ended September 30  Nine Months Ended September 30
(thousands, except share data; unaudited)                                2003            2002             2003             2002
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
Interest income                                                     $ 124,887       $ 147,742        $ 385,134        $ 455,661
Interest expense                                                       34,573          52,127          116,236          166,306
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Net interest income                                                    90,314          95,615          268,898          289,355
Provision for loan losses                                               6,353           5,592           19,108           19,394
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Net interest income after provision for loan losses                    83,961          90,023          249,790          269,961
Noninterest income                                                     63,205          55,571          186,540          165,155
Noninterest expense                                                   118,947         108,614          346,204          321,335
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Income before income taxes                                             28,219          36,980           90,126          113,781
Income taxes                                                            7,922          13,190           30,763           40,366
====================================================================================================================================
Net income                                                           $ 20,297        $ 23,790         $ 59,363         $ 73,415
====================================================================================================================================
Taxable-equivalent net interest income                               $ 90,568        $ 95,932        $ 269,694        $ 290,388
====================================================================================================================================
Net income per share                                                   $ 1.94          $ 2.27           $ 5.68           $ 7.01
Cash dividends per share                                                0.275           0.250            0.825            0.750
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Profitability Information (annualized)
Return on average assets                                                 0.66 %          0.80 %           0.65 %           0.83 %
Return on average equity                                                 8.03           10.09             8.02            10.72
Taxable-equivalent net yield on interest-earning assets                  3.28            3.60             3.32             3.70
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


 CONDENSED BALANCE SHEETS
                                                                                 September 30      December 31     September 30
(thousands, except share data; unaudited)                                                2003             2002             2002
--------------------------------------------------------------------------------------------------------------------------------
Cash and due from banks                                                             $ 790,166        $ 811,657        $ 801,450
Investment securities                                                               2,646,829        2,539,236        2,502,026
Loans                                                                               8,026,502        7,620,263        7,521,834
Reserve for loan losses                                                              (117,747)        (112,533)        (111,577)
Other assets                                                                        1,041,531        1,373,267        1,373,419
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 Total assets                                                                     $12,387,281      $12,231,890      $12,087,152
====================================================================================================================================
Deposits                                                                          $10,563,135      $10,439,620      $10,286,825
Other liabilities                                                                     807,718          824,979          850,456
Shareholders' equity                                                                1,016,428          967,291          949,871
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 Total liabilities and shareholders' equity                                       $12,387,281      $12,231,890      $12,087,152
====================================================================================================================================
Book value per share                                                                  $ 97.39          $ 92.36          $ 90.67
Tangible book value per share                                                           87.02            81.73            80.23
------------------------------------------------------------------------------------------------------------------------------------

 SELECTED AVERAGE BALANCES
                                                                 Three Months Ended September 30   Nine Months Ended September 30
(thousands, except shares outstanding; unaudited)                        2003            2002             2003             2002
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                                      $12,287,273     $11,871,334      $12,177,404      $11,764,711
Investment securities                                               2,665,203       2,553,957        2,579,562        2,632,761
Loans                                                               7,946,501       7,450,271        7,801,418        7,324,359
Interest-earning assets                                            10,994,308      10,592,386       10,876,224       10,480,111
Deposits                                                           10,441,989      10,060,785       10,373,902        9,925,071
Interest-bearing liabilities                                        9,126,076       9,131,569        9,159,017        9,093,797
Shareholders' equity                                              $ 1,002,712       $ 935,735        $ 989,121        $ 915,387
Shares outstanding                                                 10,436,345      10,477,886       10,457,976       10,480,011
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

 ASSET QUALITY
                                                                                     September 30      December 31     September 30
(dollars in thousands; unaudited)                                                        2003             2002             2002
Nonaccrual loans                                                                     $ 13,494         $ 15,521         $ 14,944
Other real estate                                                                       6,827            7,330           12,092
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Total nonperforming assets                                                           $ 20,321         $ 22,851         $ 27,036
====================================================================================================================================
Accruing loans 90 days or more past due                                              $ 11,840          $ 9,566          $ 8,928
Net charge-offs (year-to-date)                                                       $ 13,894           21,104         $ 14,904
Nonperforming assets to gross loans plus other real estate                               0.25 %           0.30 %           0.36 %
Reserve for loan losses to gross loans                                                   1.47             1.48             1.48
Net charge-offs to average total loans (annualized, year-to-date)                        0.24             0.29             0.27
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

 CAPITAL INFORMATION
                                                                                     September 30      December 31     September 30
(dollars in thousands; unaudited)                                                        2003             2002             2002
------------------------------------------------------------------------------------------------------------------------------------
Tier 1 capital                                                                    $ 1,147,124      $ 1,096,537      $ 1,084,714
Total capital                                                                       1,262,501        1,204,142        1,191,150
Risk-weighted assets                                                                8,618,154        8,123,321        8,086,739
Tier 1 capital ratio                                                                    13.31 %          13.50 %          13.41 %
Total capital ratio                                                                     14.65            14.82            14.73
Leverage capital ratio                                                                   9.42             9.17             9.22
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2002 data has been  restated to reflect the  adoption of  Statement of Financial
Accounting  Standards No. 147,  which was adopted  during the fourth  quarter of
2002 with a retroactive effective date of January 1, 2002.